Sutton
Robinson
Freeman

Securities and Exchange Commission
Washington, DC 20549

Re:  ASAP Show, Inc.

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of ASAP Show, Inc. dated October 15, 2007, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Sutton Robinson Freeman & Co., P.C.